Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Datasea, Inc.

We consent to the inclusion in the Registration Statement of Datasea, Inc. (the “Company”) on Form S-1 (No. 333-221906) and our report dated September 28, 2016, relating to our audit of the consolidated balance sheet as of June 30, 2016, and the consolidated statements of operations, stockholders' equity and cash flows for the year then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, CA

January 31, 2018